Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-215244 of our report dated March 6, 2017, relating to the consolidated financial statements of Schneider National, Inc. appearing in the prospectus, which is part of such Registration Statement and to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Milwaukee, Wisconsin

March 6, 2017